SHARE LOCK-UP AGREEMENT

This Share Lock-Up Agreement (“Agreement”) is entered into by and between Blue Water Global Group, Inc. (“Blue Water”), a Nevada corporation, and Taurus Financial Partners, LLC (“Taurus”), a Florida limited liability company; (collectively, “Parties”).

WITNESSETH:

WHEREAS, Blue Water’s common stock, $0.001 par value, trades on the OTC Bulletin Board (“OTCBB”) under the trading symbol “BLUU” (“Common Stock”);

WHEREAS, Taurus directly owns and holds one-hundred sixty-six million (166,000,000) shares of Blue Water Common Stock;

WHEREAS, Blue Water believes it is in the best interest of its stockholders to establish an orderly trading market for its Common Stock;

WHEREAS, Blue Water and Taurus desire that Taurus refrain from selling its shares of Common Stock in order to encourage orderly trading in Blue Water’s Common Stock; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Blue Water and Taurus do mutually agree as follows:

1.

Lock-Up Securities. Taurus agrees it will not sell, pledge, hypothecate, sell short, loan, grant rights to, or otherwise dispose of, transfer, or encumber – directly or indirectly – (collectively, “Disposition”) any of its holdings of one-hundred sixty-six million (166,000,000) shares of Blue Water’s Common Stock prior to March 31, 2014 (“Lock-Up Expiration Date”).

2.

Hedging Activities.  Taurus is expressly precluded from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of any or all of its Blue Water Common Stock prior to the Lock-Up Expiration Date, even if Taurus’s Blue Water Common Stock would be disposed of by someone other than Taurus.  Such prohibited hedging or other transactions include without limitation any short sale or any purchase, sale, or grant of any right with respect to any of Taurus’s Blue Water Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from Taurus’s Blue Water Common Stock.

3.

Safekeeping. Taurus’s Blue Water Common Stock shall be held for safekeeping at Blue Water’s stock transfer agent, VStock Transfer, LLC (“Transfer Agent”).  Taurus may request in writing that the Transfer Agent release its Blue Water Common Stock from safekeeping at any time after the Lock-Up Expiration Date.

4.

Other Material Terms and Conditions.

A.

Entire Agreement. This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters,

Blue Water Initials:     MH

Taurus Initials:    SS

Share Lock-Up Agreement

Taurus Financial Partners, LLC

whether oral or written, with respect to the engagement hereof. No modification, recision, cancellation, amendment or termination of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

B.

Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C.

Assignments. The benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D.

Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

E.

No Interpretation Against Drafter.  This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

F.

Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

G.

Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

H.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

I.

Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Taurus and Blue Water hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other

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Taurus Initials:    SS

Share Lock-Up Agreement

Taurus Financial Partners, LLC

remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

J.

Attorney’s Fees. In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 21st day of March, 2014.

BLUE WATER GLOBAL GROUP, INC.

TAURUS FINANCIAL PARTNERS, LLC

(BLUE WATER)

(TAURUS)

/s/ Michael Hume

/s/ J. Scott Sitra

Michael Hume

J. Scott Sitra

Vice President

President and CEO

Blue Water Initials:     MH

Taurus Initials:    SS

Share Lock-Up Agreement

Taurus Financial Partners, LLC